                                                                      EXHIBIT IV
                                                                      ----------
                                  FORM OF
                                  -------
                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------


          THIS PLEDGE AND SECURITY AGREEMENT dated as of _________ is between __________ (the "Pledgor"), and Healthcare Realty Trust Incorporated, a Maryland real estate investment trust with its principal place of business and chief executive office at 3310 West End Street, Suite 400, Nashville, Tennessee 37203 (the "Secured Party").


                                   RECITALS:
                                   --------

          A. Prime Group VI, L.P., an Illinois limited partnership (the "Borrower") and affiliate of the Pledgor, and the Secured Party are parties to that certain Credit Agreement dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Secured Party has made a loan to the Borrower in the principal amount of $18,000,000.00.

          B. It is a condition precedent to the Secured Party making such loan to the Borrower under the Credit Agreement that the Pledgor concurrently herewith executes and delivers a certain Guaranty dated as of the date hereof in favor of the Secured Party (as amended, restated, modified or supplemented from time to time, the "Guaranty").

          C. It is a further condition precedent to the Secured Party making such loan to the Borrower under the Credit Agreement that the Pledgor executes and delivers this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1    Definitions.  Capitalized terms used herein, and not
                         -----------
otherwise defined herein, shall have the respective meanings specified in the Credit Agreement.


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          "Agreement" shall mean this Pledge and Security Agreement, as amended, restated, modified or supplemented from time to time.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto.

          "Borrower" shall mean Prime Group VI, L.P., an Illinois limited partnership.

          "Brookdale" shall mean Brookdale Living Communities, Inc., a Delaware corporation.

          "Brookdale Shares" shall mean the common stock, par value $0.01 per share, of Brookdale.

          "Collateral" shall have the meaning assigned to such term in Section
                                                                       -------
3.1 of this Agreement.
---

          "Distributions" shall have the meaning assigned to such term in

Section 3.1(iii) of this Agreement.
----------------

          "Federal Securities Laws" shall have the meaning ascribed to such term in Section 5.7 of this Agreement.
  ------------

          "Pledged Stock" shall mean that number of Brookdale Shares set forth on Schedule A attached hereto which are pledged hereunder to the Secured Party
   ----------
as collateral security for the Loan.

          "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois or any other applicable jurisdiction.

          Section 1.2   Principles of Construction. All references to articles
                        --------------------------
and sections are to articles and sections in this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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                                   ARTICLE II

                              OBLIGATIONS SECURED

          Section 2.1    Obligations Secured.  This Agreement is made by the
                         -------------------
Pledgor for the benefit of the Secured Party to secure the payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of the Guaranteed Obligations (as defined in the Guaranty) and its obligations hereunder (the "Secured Obligations"), including, without limitation, obligations that would be owed by the Borrower to the Secured Party under any Basic Document but for the fact that they are not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower under any applicable bankruptcy, reorganization, moratorium or similar law, ordinance, regulation, rule, order, writ, injunction, or decree of any tribunal, or under principles of equity affecting the enforcement of creditors' rights generally.


                                  ARTICLE III

                           GRANT OF SECURITY INTEREST

          Section 3.1    Collateral Assignment, Pledge and Grant of Security
                         ---------------------------------------------------
Interest.  To secure the payment and performance of all the Secured Obligations,
--------
the Pledgor does hereby collaterally assign, convey, mortgage, pledge, hypothecate and transfer, and does hereby grant a continuing security interest in, all of the Pledgor's rights, title and interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral") to, and for the benefit of, the Secured Party:

               (i)       the Pledged Stock;

               (ii) all payments due or to become due to the Pledgor after the date hereof arising out of, as a result of or in connection with the Pledged Stock, whether as dividends or distributions of stock, cash or property or otherwise (collectively, the "Distributions"), and all of the Pledgor's rights arising out of, as a result of or in connection with the Pledged Stock, whether now existing or hereafter arising or acquired, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock (including, without limitation, to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, amendment, waiver or approval), together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which, in the reasonable

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     opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing;

               (iii) all rights and interests of Pledgor, relating to the Pledged Stock, under the Registration Rights Agreement; and

               (iv) all proceeds of any and all of the foregoing and all increases, substitutions, replacements, additions and accessions thereto.

          Section 3.2    Delivery of Collateral and Related Evidence.  On the
                         -------------------------------------------
date hereof, the Pledgor has delivered to the Secured Party certificates representing the Pledged Stock, together with an undated stock power covering such certificates, duly executed in blank.

          Section 3.3    Distributions.  Unless an Event of Default shall have
                         -------------
occurred and be continuing, the Pledgor shall be entitled to receive all Distributions (other than any liquidating, or partially liquidating, Distributions) that are paid on the Pledged Stock by Brookdale.

          Section 3.4    Voting Power. Unless an Event of Default shall have
                         -------------
occurred and be continuing, the Pledgor shall be entitled to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock (including, without limitation, to make determinations, to exercise any election or option, to give or receive any notice, consent, amendment, waiver or approval); provided, however, that no vote shall be cast nor any approval, consent, waiver or ratification given, nor any power pertaining to the Pledged Stock exercised, nor any other action taken, which would violate or be inconsistent with the terms of this Agreement or any of the other Basic Documents, or which would have the effect of materially impairing the position or interests of the Secured Party, or could reasonably be expected to have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or under any other Basic Document.

          Section 3.5    No Assumption.  Notwithstanding any of the foregoing,
                         -------------
whether or not an Event of Default shall have occurred, and whether or not the Secured Party elects to foreclose or otherwise realize on its security interest in the Collateral as set forth herein or exercise any of its rights under this Agreement or any of the other Basic Documents or otherwise, neither this Agreement, receipt by the Secured Party of any Distributions, the foreclosure or other realization by the Secured Party of the security interest in the Collateral nor any exercise by the Secured Party of any of its rights under this Agreement or the other Basic Documents or otherwise, shall in any way be deemed to obligate the Secured Party to assume any of the Pledgor's obligations, duties, expenses or liabilities with respect to the Collateral or any agreement relating thereto, and in the event of any such foreclosure, realization or other exercise of rights, the Pledgor shall remain bound and obligated to perform such obligations and the Secured Party shall not be deemed to have assumed any of such obligations. Notwithstanding anything to the contrary herein, the Secured Party agrees that, upon any

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foreclosure or other realization by the Secured Party of the security interest in the Collateral or any exercise by the Secured Party of any of its rights under this Agreement or the other Basic Documents or otherwise, the Secured Party shall be subject in all respects to the terms and conditions of the Brookdale Documents.

          Section 3.6    Securities Laws.  Nothing herein is intended, or shall
                         ---------------
be interpreted, to require or permit any sale of the Collateral in violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rule or regulation of the United States Securities and Exchange Commission or any state "blue sky" laws.


                                   ARTICLE IV

                                    REMEDIES

          Section 4.1    Remedies.  Upon the occurrence and during the
                         --------
continuance of an Event of Default, the Secured Party may declare all Secured Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice (except in the case of notice which is expressly required to be given hereunder or under the other Basic Documents), all of which are hereby waived by the Pledgor to the extent permitted by applicable law, and the Secured Party may exercise all the rights, powers and remedies vested in it (whether vested in it by this Agreement or any other Basic Document or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, the following rights, which the Pledgor hereby agrees to be commercially reasonable:

               (i) to receive directly all amounts payable in respect of the Collateral;

               (ii) to transfer all or any part of the Pledged Stock into the Secured Party's name or the name of its nominee(s) or designee(s);

               (iii) subject to the terms and conditions of the Brookdale Documents, to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; and

               (iv) subject to the terms and conditions of the Brookdale Documents, at any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell (or of the time or place of sale or adjournment thereof) or to redeem or otherwise (all of which are, to the extent

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     permitted by applicable law, hereby waived by the Pledgor), for cash or credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its absolute discretion may determine. The Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. To the fullest extent permitted by applicable law, the Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

          Section 4.2    Sale.  The Secured Party shall not be obligated to make
                         ----
any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time and such sale may be made at the time and place to which it was so adjourned. The Pledgor agrees that to the extent notice of any such sale or an adjournment thereof is required by law (notwithstanding the waiver of such notice herein) and the applicable statutes do not specify the minimum notice period required, the Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          Section 4.3    Appointment of Attorney-in-Fact.  The Pledgor hereby
                         -------------------------------
appoints the Secured Party, effective upon an Event of Default (but only for so long as such Event of Default is continuing), as the Pledgor's attorney-in-fact, with full power of substitution for the purposes specified in, or contemplated by, this Agreement. Such appointment is irrevocable and coupled with an interest. As attorney-in-fact, the Secured Party may (in addition to the actions specified in other provisions of this Agreement), in the name, place and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant hereto, and the Pledgor hereby ratifies and confirms all that the Secured Party, as attorney-in-fact, shall do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Secured Party, ratify and confirm any sale or sales by executing and delivering to the Secured Party, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Secured Party, be advisable for the purpose.

          Section 4.4    Limitation of Secured Party's Liability.  The Secured
                         ---------------------------------------
Party shall incur no liability as a result of the manner or terms of sale of the Collateral, or any part thereof, at any public or private sale conducted during the continuance of an Event of Default in a manner and on terms that are commercially reasonable. The Pledgor hereby waives, to the fullest extent permitted by applicable law, any claims against the Secured Party arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price

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which might have been obtained at public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received which the Secured Party in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the extent permitted by applicable law, the Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner.

          Section 4.5    Waiver of Rights.  The Pledgor hereby waives to the
                         ----------------
fullest extent permitted by applicable law: (i) presentment, demand, protest or any notice (except in the case of notice which is expressly required to be given under this Agreement or the other Basic Documents) of any kind in connection with this Agreement, the other Basic Documents and the Collateral; (ii) notice in connection with the Secured Party's retention, taking possession or disposition of any of the Collateral, including, without limitation, any and all prior notice for any prejudgment remedy or remedies; (iii) all claims, damages and demands occasioned by such retention, taking of possession or disposition;
(iv) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder; and (v) all rights, if any, of redemption, appraisal, valuation, marshalling, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or any of the other Basic Documents or the absolute sale of the Collateral or any portion thereof.

          Section 4.6    Recourse.  Anything contained herein, in the Note or in
                         --------
any other Basic Document to the contrary notwithstanding, no recourse shall be had for the Secured Obligations against any shareholder, agent, director, officer, or employee of the Pledgor. It is understood that the preceding sentence shall not (A) apply to the obligations of the Guarantors set forth in the Guarantees, and (B) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional material misrepresentation, estop the Secured Party from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person committing such malfeasance.

          Section 4.7    Securities Restrictions.  In view of the Pledgor's
                         -----------------------
position in relation to Brookdale, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called, the "Federal Securities Laws") with respect to any disposition of the Collateral permitted hereunder. Each of the Pledgor and the Secured Party understands that compliance with the Federal Securities Laws may very strictly limit the course of the Secured Party's conduct if the Secured Party were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any part of the Collateral under applicable "blue sky" or other state securities laws or similar laws analogous in purpose or effect. The Pledgor and the

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Secured Party acknowledge that some or all of the shares of the Pledged Stock are "restricted securities" (within the meaning of Rule 144 under the Federal Securities Laws). Accordingly, the Pledgor agrees that if the Secured Party is entitled hereunder to sell Collateral, (i) the Secured Party shall be entitled, subject to the Federal Securities Laws, to place all or any part of such Collateral for private placement by an investment banking firm or other financial institution, that any such investment banking firm or other financial institution may purchase all or any part of such Collateral for its own account, and that the Secured Party shall be entitled to place all or any part of such Collateral privately with a purchaser or purchasers who shall represent and agree that such Collateral is being purchased for its or their own account and not with a view to the distribution thereof within the meaning of the Federal Securities Laws, notwithstanding the existence of a public or private market for any unrestricted shares of common stock of Brookdale (the "Registered Shares") upon which the quotations or sales prices may exceed the price at which the Secured Party sells Pledged Stock, and (ii) the Secured Party shall have the right, but not the obligation, to register, or cause the registration of, the Pledged Stock under the Registration Rights Agreement (to the extent permitted by the Registration Rights Agreement) and/or otherwise cause the Pledged Stock to be sold or placed in a public or private sale.

          Section 4.8    Application of Proceeds.  The proceeds of any
                         -----------------------
Distributions received by the Secured Party during the continuation of an Event of Default, and the proceeds of any collection, recovery, receipt, appropriation, realization or sale pursuant to this Agreement shall be applied as follows, without duplication:

          First, to the costs and expenses actually incurred in connection
          -----
therewith (including, without limitation, reasonable attorneys' fees and disbursements, court costs and other expenses);

          Second, to the payment of any and all Secured Obligations then due and
          ------
owing; and

          Third, after the payment of all Secured Obligations then outstanding,
          -----
any surplus then remaining shall be paid to the Pledgor.

          Section 4.9    Remedies Cumulative.  No right, power or remedy herein
                         -------------------
or in the other Basic Documents conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy; every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder, under the other Basic Documents or now or hereafter existing at law or in equity or otherwise; and the assertion or employment of any such right, power or remedy shall not prevent the concurrent assertion or employment of any other such right, power or remedy. No delay by or failure of the Secured Party, to exercise any such right, power or remedy following the occurrence of an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of such Event of Default or an acquiescence therein, and every such right, power and remedy may be

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exercised from time to time, and as often as shall be deemed expedient, by the
Secured Party. In case the Secured Party shall have instituted any action or proceeding to enforce any such right, power or remedy by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case the Pledgor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral and all rights, powers and remedies of the Secured Party shall continue as if no such action or proceeding had been instituted.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          Section 5.1    Representations and Warranties of the Pledgor.  In
                         ---------------------------------------------
order to induce the Secured Party to enter into this Agreement, the Pledgor represents and warrants to the Secured Party as follows:

          (i) the Pledgor is the legal, record and beneficial owner of the Pledged Stock, subject to no Lien other than the Liens created by this Agreement and the terms and conditions of the Brookdale Documents;

          (ii) the Pledgor has full corporate power, authority and legal right to execute and deliver this Agreement and the other Basic Documents to which it is a party and to pledge the Collateral to the Secured Party pursuant to this Agreement;

          (iii) this Agreement creates, in favor of the Secured Party and as security for the Secured Obligations, a valid, enforceable and (so long as the Secured Party maintains possession of the Pledged Stock) perfected Lien on all of the Collateral, subject to no Lien in favor of any other Person but subject to the terms and conditions of the Brookdale Documents;

          (iv) no consent, filing, recording or registration is required to perfect the Lien purported to be created by this Agreement, except as have been obtained and/or effected;

          (v) each of this Agreement and the other Basic Documents to which the Pledgor is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

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          (vi)           the Pledgor's principal place of business and chief
     executive office is at the address as set forth in the introductory paragraph of this Agreement.


                                   ARTICLE VI

                                   COVENANTS

          Section 6.1    Covenants of the Pledgor.  In order to induce the
                         ------------------------
Secured Party to enter into this Agreement, the Pledgor covenants and agrees as follows:

               (i) the Pledgor will defend the Secured Party's right, title, claim of possession and Lien in and to the Collateral against the claims and demands of all Persons, subject in all events to the applicable terms and conditions of the Brookdale Documents;

               (ii) the Pledgor will not create or permit to exist any Lien on the Collateral (other than the Lien created by this Agreement and the Basic Documents) and will pay and discharge all Liens, charges, claims, taxes and other governmental charges, and all contractual obligations requiring the payment of money, before such become overdue, that may affect the Collateral or any portion thereof, unless (but only to the extent that)
     (a) such payment is being contested in good faith and in accordance with law, and (b) the failure to make such payment cannot result in the loss of the Collateral or any portion thereof;

               (iii) upon demand by the Secured Party, the Pledgor shall pay, or cause to be paid, all reasonable fees and expenses actually incurred by the Secured Party in connection with the preparation and negotiation of the Basic Documents, the amendment or modification of the Basic Documents and the prosecution or defense of any action or proceeding or other litigation affecting or relating to the Basic Documents (including, without limitation, reasonable attorneys' fees and disbursements); and any amounts so paid shall be secured by this Agreement;

               (iv) the Pledgor agrees that it will join with the Secured Party in executing and, at its own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Secured Party may reasonably deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Secured Party's first priority perfected security interest in the Collateral and hereby authorizes the Secured Party to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to make, execute and deliver to the Secured Party such additional conveyances, assignments, agreements, instruments and financing statements as the Secured Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder, and if the Pledgor shall fail to execute any such additional conveyances, assignments, agreements, instruments or financing statements, the Secured Party, as attorney-in-fact for the Pledgor, may in the name, place and stead of the Pledgor, make, execute and deliver any of the foregoing; provided, however, that none of the foregoing shall relieve the Pledgor of its responsibility for such filings and perfection;

               (v) upon demand by the Secured Party, the Pledgor shall furnish to the Secured Party such proof or evidence as the Secured Party may reasonably request from time to time with respect to (a) the continuing correctness of the representations and warranties set forth herein as of the date made, (b) compliance with and performance by the Pledgor of the covenants contained herein, and (c) such other matters with respect to the transactions contemplated hereby as the Secured Party shall reasonably request;

               (vi) the Pledgor shall promptly, upon becoming aware thereof, notify the Secured Party in writing of any condition or event that constitutes a Default or an Event of Default;

               (vii) the Pledgor shall notify the Secured Party in writing within not more than 30 days following the date the Pledgor changes its principal place of business or chief executive office, which notice shall set forth the full and complete new address of the principal place of business or chief executive office of the Pledgor; and

               (viii) except as permitted under the Credit Agreement and except as provided in the Brookdale Documents, the Pledgor will not, directly or indirectly, sell, convey, transfer, assign, encumber or otherwise dispose of, grant rights with respect to, or mortgage or create a security interest in any of the Collateral (or any associated options, rights or interests).

                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 7.1    Duties of the Secured Party. (a) The Secured Party
                         ---------------------------
shall be obligated to perform such duties and only such duties as specifically are set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Secured Party.

               (b) The Secured Party may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith on its part, in reliance on such advice or opinion.

               (c) Any corporation into which the Secured Party may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which it shall be a party, or any corporation succeeding to its business, shall succeed to all rights, obligations and immunities hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               (d) No provision of this Agreement shall require the Secured Party to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers hereunder.

          Section 7.2    Notices.  All notices and other communications provided
                         -------
for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy, or in writing and telecopied (with confirmation), mailed, sent by overnight courier or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (with confirmation of receipt), or personally delivered or, in the case of a mailed or couriered notice, upon receipt, in each case given or addressed as aforesaid. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

          If to the Secured Party, at:

               Healthcare Realty Trust Incorporated
               3310 West End Street
               Suite 400
               Nashville, Tennessee  37203
               Attention:  Roger O. West, Esq.
               Telecopy Number: (615) 269-8122

          With a copy to:

               Waller Lansden Dortch & Davis
               Nashville City Center
               511 Union Street
               Suite 2100
               Nashville, Tennessee 37219-1760
               Attention: Theodore W. Lenz, Esq.
               Telecopy Number: (615) 244-6804

          If to the Pledgor, at:


          With a copy to:


               The Prime Group, Inc.
               77 W. Wacker Drive, Suite 3900
               Chicago, Illinois 60601
               Attention:  Michael W. Reschke
               Telecopy Number: (312) 917-1151


          With a copy to:

               Winston & Strawn
               35 W. Wacker Drive
               Chicago, Illinois 60601
               Attention: Wayne D. Boberg, Esq.
               Telecopy Number: (312) 558-5700

          Section 7.3    Severability.  Any provision of this Agreement which is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or invalidate any other provision of this Agreement in such or any other jurisdiction.

          Section 7.4    Separate Counterparts.  This Agreement may be executed
                         ---------------------
by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 7.5    Successors and Assigns.  Neither the Pledgor nor the
                         ----------------------
Secured Party may assign its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Secured Party may at any
                   --------  -------
time assign all (but not less than all) of its rights and obligations hereunder to a Specified Subsidiary, without the consent of the Pledgor.

          Section 7.6    Amendments and Waivers.  This Agreement may be amended,
                         ----------------------
and compliance with any provision hereof may be waived, but only in a written instrument signed by the Pledgor and the Secured Party.

          Section 7.7    Headings.  The headings of the sections herein are for
                         --------
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 7.8    GOVERNING LAW. THE TERMS OF THIS AGREEMENT SHALL BE
                         -------------
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS).

          Section 7.9    References to Other Documents.  All defined terms used
                         -----------------------------
in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended from time to time, provided such documents were not amended in breach of a covenant contained in this Agreement or any of the other Basic Documents.

          Section 7.10   Indemnity.  The Pledgor shall indemnify the Secured
                         ---------
Party (including its directors, officers, employees and agents) and hold it (and them) harmless from and against any and all losses, liability, penalties, actions, suits, judgments, demands, damages, costs and expenses, including reasonable attorneys' fees and expenses, arising out of or in connection with the failure by the Pledgor to perform its obligations under this Agreement, unless arising from the gross negligence, bad faith or willful misconduct of the Secured Party or the Person seeking indemnification. This indemnity shall survive the termination of this Agreement.

          Section 7.11   Termination.  At such time as the Secured Obligations
                         -----------
have been paid in full, this Agreement shall terminate and the Secured Party, at the request and expense of the Pledgor, will execute and deliver to the Pledgor instruments prepared by the Pledgor (including UCC-3 termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty, other than a representation that the Collateral is free from any Liens attributable to the Secured Party) such of the Collateral as may be in possession of the Secured Party and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

                            [signature page follows]

          IN WITNESS WHEREOF, this Pledge and Security Agreement has been duly signed and delivered as of the date first written above.


                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________


                                     HEALTHCARE REALTY TRUST INCORPORATED

                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________

                                   SCHEDULE A

                                 Pledged Stock
                                 -------------